Exhibit 16.01


December 19, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by NAPCO Security Systems, Inc. under Item 4.01 of its Form 8-K dated December 15, 2008. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of NAPCO Security Systems, Inc. contained therein.

Very truly yours,

/s/ Marcum & Kliegman LLP


Marcum & Kliegman LLP

/th


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